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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 30, 2006

                                   ----------

                        COMMUNITY SHORES BANK CORPORATION
             (Exact name of registrant as specified in its charter)

           MICHIGAN                  000-51166              38-3423227
(State or other jurisdiction     (Commission File         (IRS Employer
      of incorporation)               Number)         Identification Number)

   1030 W. NORTON AVENUE, MUSKEGON, MICHIGAN                   49441
    (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code 231-780-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR
     230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
     APPOINTMENT OF PRINCIPAL OFFICERS

Resignation of Mr. Infante

     On May 30, 2006, Jose' Infante resigned as Chairman of the Board, President and Chief Executive Officer of Community Shores Bank Corporation (the "Company") and as Vice Chairman of its subsidiary, Community Shores Bank (the "Bank"). On
May 31, 2006, Mr. Infante resigned as a director of the Bank. While Mr. Infante is no longer an officer or employee of the Company, the Bank or its subsidiaries, he remains a member of the Board of Directors of the Company.

Election of Ms. Brolick to the Board and as President and Chief Executive
Officer

     On May 31, 2006, the Board of Directors of the Company promoted Heather
Brolick to the office of President and Chief Executive Officer of the Company.
In addition, Ms. Brolick will continue to serve as President, Secretary, and as a director of the Bank, and will also be the Bank's Chief Executive Officer.

     Ms. Brolick has over 25 years of commercial banking experience. She has served as Senior Vice President of the Company since 1998, President and Chief
Operating Officer of the Bank since September of 2003, a member of the Board of Directors of the Bank since December of 2003, and Secretary of the Company, and Secretary of the Bank since 2000. She also served as Senior Vice President
Retail Lending and Operations of the Bank from 1999 through September of 2003, and Chief Operating Officer of the Bank from 2001 through September of 2003. Ms.
Brolick is a Board member of Hospice of Muskegon-Oceana, an Ambassador and Board member with the Chamber of Commerce Grand Haven, Spring Lake, Ferrysburg and a
Board member and Treasurer of the West Shore Symphony Orchestra.

Related Party Transaction Disclosures Pertaining to Ms. Brolick

     On November 4, 2005, the Bank entered into a Purchase Agreement with
Williamsburg Court Apartments, LLC, a Michigan limited liability company
("Williamsburg Court"), to purchase 1.25 acres of real property located in Grand
Haven, Michigan for $1,125,000. The property includes apartments that the Bank plans to tear down and remove. The purchase was completed on December 16, 2005.
The Bank intends on using the land to build a branch for its Grand Haven banking location. Williamsburg Court has advised the Company that it is 50% owned by Walter G. Deardorff and 50% owned by William J. Fettis. Mr. Deardorff is the father of Ms. Brolick. In addition, effective December 16, 2005, the Bank entered into a Property Management Agreement with Williamsburg Court under which Williamsburg Court agreed to serve as property management agent for the apartments now on the land until they are demolished, or December 31, 2006, whichever occurs first. The Bank has agreed to pay Williamsburg Court $1 per day for its services as property management agent.

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     The Bank has had, and expects in the future to have, loan and other financial transactions in the ordinary course of business with Ms. Brolick and other directors and executive officers, and their family members, on substantially the same terms as those prevailing for comparable transactions with others. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and (iii) in the opinion of management did not involve more than the normal risk of collectibility or present other unfavorable features.

     As of May 31, 2006, the Bank had outstanding 11 loans and other credit arrangements to Ms. Brolick and members of her immediate family, and affiliated entities, totaling approximately $2.2 million in aggregate amount outstanding, under commitments totaling approximately $2.8 million.

ITEM 7.01 REGULATION FD DISCLOSURE.

     The Company issued a press release dated June 1, 2006 announcing a change in management. A copy of the press release is attached to this report as Exhibit
99.1.

     The information under Item 7.01 in this current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed
"filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

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
Exhibit Number                     Description
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
99.1                Press release of Community Shores Bank Corporation
                    announcing a management change.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COMMUNITY SHORES BANK CORPORATION


                                        By: /s/  Tracey A. Welsh
                                            ---------------------------------
                                            Tracey A. Welsh
                                            Senior Vice President, Chief
                                            Financial Officer and Treasurer

Date: June 1, 2006

                                 EXHIBIT INDEX

Exhibit Number                     Description
--------------                     -----------

99.1 Press release of Community Shores Bank Corporation reporting earnings and other financial results for the first quarter of 2006